NAME AND LIKENESS LICENSE AGREEMENT

This Name and Likeness License Agreement (this “Agreement”) is made to be effective as of June [●], 2026 (“Effective Date”), by and between AKA Licenses, LLC, a Nevada limited liability company (“AKA Licenses”), and Agassi Sports Entertainment Corp., a Nevada corporation (“AASP”). AKA Licenses and AASP shall be referred to herein collectively as the “Parties” and each may be referred to individually as a “Party.”

RECITALS

WHEREAS, AKA Licenses is the holder of the right of publicity to the name, and related uses of the name, of Andre K. Agassi (the “Name”);

WHEREAS, Andre K. Agassi (“Agassi”) is a former professional tennis player and 8-time tennis Grand Slam winner, co-founder of AASP’s current business operations, and a significant stockholder of AASP;

WHEREAS, AASP currently plans to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports (the “Business”);

WHEREAS, AKA Licenses has previously verbally provided AASP with the right to the use of the Name and the likeness of Agassi in the Business and as part of AASP’s corporate name;

WHEREAS, AASP desires to continue to utilize the Name and likeness of Agassi in connection with the sale and advertising of goods and services and AKA Licenses desires to grant to AASP, and AASP desires to accept, a non-exclusive license for such continued use; and

WHEREAS, AASP desires to continue to work with AKA Licenses and Agassi to advertise and market the Name and Likeness (as defined herein) in connection with the Business, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is hereby agreed:

AGREEMENT

1.                  License Grant.

(a)                Name and Likeness License Grant.

Name and Likeness and License Agreement Page 1 of 12

(i)                 Pursuant to the terms and conditions of this Agreement, AKA Licenses hereby grants to AASP, at AASP’s option, a non-exclusive (except as set forth herein), worldwide right and license to use the Name, together with renderings of Agassi’s voice, image, and likeness, and all attributes of Agassi’s personality and appearance (collectively, the “Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products under the Business; provided that AASP shall not use the Name or Likeness as a domain name, social media account name, or corporate name, without the prior written consent of AKA Licenses, except in connection with AASP’s current corporate name “Agassi Sports Entertainment Corp.” (the “Corporate Name”). For the sake of clarity, AASP’s use of the Corporate Name for all purposes and in all mediums is hereby approved and confirmed by AKA Licenses.

(ii)               Nothing herein shall prohibit Agassi and AKA Licenses from using the Name and Likeness for any purposes whatsoever, except that no use thereof shall knowingly conflict with AASP’s use of the Corporate Name during the Term.

(iii)             AASP agrees that it will not sub-license, authorize or permit the use of the Name or Likeness by any other individual, entity, or business without the prior written approval of AKA Licenses, which prohibition shall not apply to the use of the Corporate Name.

(iv)              For the avoidance of doubt, AASP acknowledges: (A) that the Name and Likeness license granted herein by AKA Licenses does not extend to any photographs, videos, or other media in which AKA Licenses does not hold the copyright or intellectual property; (B) that AKA Licenses is unable to grant a license to such photographs, videos, or other media; and (C) that it is AASP’s sole responsibility and obligation to obtain any necessary licenses to use or otherwise exploit such photographs, videos, or other media.

(v)               AKA Licenses shall cause Agassi to execute the Inducement Letter set forth in Schedule A. Any obligation set forth herein requiring an act or omission of Agassi shall be deemed a covenant of AKA Licenses to cause Agassi to act or omit from acting accordingly, and any obligation set forth herein requiring an act or omission of AKA Licenses shall be deemed a covenant of Agassi to act or omit from acting accordingly. AKA Licenses represents and warrants that it exclusively owns the rights to the use of the name, image, likeness, voice, caricature and signature, including any derivation of any of the foregoing, of Agassi and all other publicity rights relating to Agassi. AKA Licenses hereby confirms that it has the undivided and indivisible rights to the foregoing. AKA Licenses further represents and covenants that Agassi will be bound by the obligations, undertakings, limitations, and prohibitions on AKA Licenses and/or Agassi under this Agreement, and that AKA Licenses will take all reasonable necessary steps to ensure that Agassi remains in compliance with the terms set forth herein.

Name and Likeness and License Agreement Page 2 of 12

(vi)             AASP’s use of the Corporate Name shall be exclusive during the Term of this Agreement.

(b)               AKA Licenses Content License Grant.

(i)                 If, and to the extent, AKA Licenses or Agassi provides AASP with any content created exclusively by AKA Licenses or Agassi (“AKA Licenses Content”), then, upon the terms and subject to the conditions of this Agreement, AKA Licenses hereby grants to AASP a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the AKA Licenses Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

(ii)               AASP acknowledges that the license to the AKA Licenses Content granted herein: (A) does not apply to any third-party materials AASP chooses to combine with the AKA Licenses Content; (B) that AKA Licenses is unable to grant a license to such third-party materials; and (C) that it is AASP’s sole responsibility and obligation to obtain any necessary licenses to use or otherwise exploit such third-party materials.

(iii)             AASP must obtain prior written approval from AKA Licenses to create and exploit derivative works based solely on AKA Licenses Content, unless such AKA Licenses Content is provided to AASP specifically for use in the Business. AKA Licenses shall not unreasonably withhold or delay its approval of such works. For the avoidance of doubt, AKA Licenses shall not prohibit AASP from incorporating or using any AKA Licenses Content in marketing or promotional materials for the sale of products or marketing of services in connection with the Business, nor shall AKA Licenses require prior written approval for such use.

(c)                Right of Pre-Approval. AASP agrees to provide all materials featuring use of any of the Name and Likeness and/or the AKA Licenses Content (collectively, the “Licensed IP”) to AKA Licenses for written approval before AASP begins making use of such materials; provided that: (A) AASP is not required to submit for approval the use of the Name and Likeness already in use as of the Effective Date as reflected on AASP’s current products or services or AASP’s website which are hereby deemed approved by AKA Licenses; (B) AASP is not required to submit revised versions of such materials to AKA Licenses for approval, provided that such materials are substantially similar to materials that have already been approved by AKA Licenses; and, (C) AKA Licenses will not unreasonably withhold or delay its approval.

Name and Likeness and License Agreement Page 3 of 12

2.                  Business Promotion.

The Parties agree to cooperate with each other in good faith to develop and promote the Business for the Term of this Agreement.

3.                  No Royalty Fees; Consideration.

There shall be no royalty fees due for the Name and Likeness for the Term of this agreement and instead, in lieu of any royalty fees, in consideration for entering into this Agreement and agreeing to the terms hereof, AASP shall pay AKA Licenses a one-time fee of $250,000, which shall be payable upon the earlier of (a) AASP raising more than an aggregate of $3,000,000 from any source after the Effective Date, and (b) six months from the Parties’ entry into this Agreement.

4.                  Voluntary Use.

Nothing in this Agreement shall require AASP to use the Name and Likeness or any intellectual property licensed under this Agreement. For the avoidance of doubt, AASP is not obligated to use the Name, Likeness, or AKA Licenses Content in connection with the sale of products or marketing of services for the Business.

5.                  Representations and Warranties.

(a)                AASP Representations and Warranties. AASP represents and warrants to AKA Licenses that:

(i)                  AASP has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and its board of directors or managers, as applicable, has duly authorized the execution and delivery of this Agreement and the completion of its obligations hereunder;

(ii)               This Agreement has been duly executed and constitutes a valid and binding obligation of AASP, enforceable by AKA Licenses against AASP in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. There are no other agreements, written or oral, with any third party in conflict herewith;

(iii)             The execution and delivery by AASP of this Agreement and the performance by it of its obligations hereunder and the completion of its obligations hereunder will not violate, conflict with or result in a breach of any provision of the organizational documents of AASP and will not: (a) violate, conflict with or result in a breach of: (i) any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, authorization, license or permit to which AASP  is a party or by which AASP is bound; or (ii) any law, regulation, rule or order of any governmental entity to which AASP is subject or by which AASP is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit of AASP; or (c) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of AASP’s assets;

Name and Likeness and License Agreement Page 4 of 12

(iv)              Except as otherwise provided herein, no authorization, consent or approval of, or filing with, any governmental entity or any court or other authority is necessary on the part of AASP for the consummation by AASP of its obligations in connection with this Agreement; and

(v)               There are no claims, litigation, or other proceedings pending or threatened against AASP which would adversely affect the rights of AKA Licenses hereunder.

(b)               AKA Licenses’ Representations and Warranties. AKA Licenses represents and warrants to AASP that:

(i)                 AKA Licenses has the requisite company power and authority to enter into this Agreement and to perform its obligations hereunder and its board of managers has duly authorized the execution and delivery of this Agreement and the completion of its obligations hereunder;

(ii)               This Agreement has been duly executed and constitutes a valid and binding obligation of AKA Licenses, enforceable by AASP against AKA Licenses in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. There are no other agreements, written or oral, with any third party in conflict herewith;

(iii)             The execution and delivery by AKA Licenses of this Agreement and the performance by it of its obligations hereunder and the completion of its obligations hereunder will not violate, conflict with or result in a breach of any provision of the organizational documents of AKA Licenses and will not: (a) violate, conflict with or result in a breach of: (i) any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, authorization, license or permit to which AKA Licenses is a party or by which AKA Licenses is bound; or (ii) any law, regulation, rule or order of any governmental entity to which AKA Licenses is subject or by which AKA Licenses is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit of AKA Licenses; or (c) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of AKA Licenses’ assets;

Name and Likeness and License Agreement Page 5 of 12

(iv)             Except as otherwise provided herein, no authorization, consent or approval of, or filing with, any governmental entity or any court or other authority is necessary on the part of AKA Licenses for the consummation by AKA Licenses of its obligations in connection with this Agreement;

(v)               There are no claims, litigation, or other proceedings pending or threatened against AKA Licenses which would adversely affect the rights of AASP hereunder; and

(vi)             To the knowledge of Agassi, the use of the Name and Likeness for the product lines and services of the Business in the United States and Canada will not violate or infringe the rights of any third party. Except as provided in the immediately prior sentence, AKA Licenses makes no representation or warranty with respect to whether the exploitation of the Name and Likeness is or will be free from infringement on a worldwide basis.

6.                  Indemnification against Breach.

Each Party will defend, indemnify, and hold the other Party and their members, shareholders, partners, officers, managers, trustees, directors, employees, agents, and licensees, and assigns harmless from and against any claims, demands, actions, and/or proceedings which may be threatened and/or instituted by any person and/or entity against such parties which, if true, would constitute a breach of such party’s representations, warranties, or obligations set forth in this Agreement. With respect to any claim for indemnity pursuant to this Section 6, the Party making such claim shall notify the Party from whom it is seeking indemnification (the “Indemnifying Party”) of the claim in writing as soon practicable after becoming aware of the matter or claim. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnifying Party. The Indemnifying Party shall be entitled to assume and control (with counsel of its choice) the defense of such action, lawsuit, proceeding, investigation, or other claim at its sole cost and expense.

7.                  Ownership of Intellectual Property.

AASP acknowledges AKA Licenses’ exclusive rights of ownership of all rights, title, and interest in and to the Name and Likeness. AASP further acknowledges and agrees that it will not at any time challenge or contest AKA Licenses’ exclusive rights in or ownership of the Name and Likeness anywhere in the world, and will not take any action that is inconsistent with AKA Licenses’ ownership of the Name and Likeness, including AKA Licenses’ exclusive ownership of the rights (subject to the license granted herein) to include the Name and Likeness in trademarks.

Name and Likeness and License Agreement Page 6 of 12

8.                  Term and Termination.

(a)                Term. Unless otherwise terminated in accordance with the provisions of this Section 8, this Agreement shall commence on the Effective Date and shall continue for a period of fifteen (15) years (the “Initial Term”); provided that this Agreement shall automatically extend for additional five (5) year periods after the Initial Term (each an “Automatic Renewal Term”, and the Initial Term together with all Automatic Renewal Terms, the “Term”) unless either Party provides the other with written notice of their intent not to automatically extend the term of this Agreement at least sixty (60) days prior to the end of the Initial Term or any Automatic Renewal Term.

(b)               Termination by AKA Licenses for Cause. AKA Licenses shall have the right to terminate this Agreement for cause in the event of any of the following:

(i)                 AASP conducts itself in a manner that brings AASP, AKA Licenses, or Agassi into material disrepute and degradation in the eyes of the public and/or the media, as determined by AKA Licenses in its reasonable good faith determination;

(ii)               AASP become subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts;

(iii)             AASP enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (i) the sale of all or substantially all of AASP’s assets to a third-party(ies); (ii) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of AASP whereby the voting shareholders of AASP would have less than 50% of the voting power of the resulting entity; or (iii) any change in the ownership of more than 50% of the voting capital stock of the AASP in one or more related transactions, in each case without the written approval of AKA Licenses; or

(iv)             Upon a material breach of AASP’s obligations under this Agreement, which beach is not cured within thirty (30) days’ written notice thereof by AKA Licenses to AASP, to the extent such breach can be cured.

(c)                Termination by AASP for Cause. AASP shall have the right to terminate this Agreement for cause if: (i) Agassi is found guilty, whether by conviction or plea agreement, of a Class A or B federal felony crime or similar class felony crime under state or local laws; or (ii) upon material breach of AKA Licenses’ obligations under this Agreement, which beach is not cured within thirty (30) days’ written notice thereof by AASP to AKA Licenses, to the extent such breach can be cured.

(d)               Meet and Confer. If either Party believes the Agreement may be terminated for any of the reasons identified in this Section 9, the terminating Party shall notify the other Party in writing of the same, and the Parties shall meet and confer within seven (7) business days regarding such issues and potential solutions thereto. If the Parties are unable, despite the reasonable and good faith efforts of both Parties, to resolve such issues within thirty (30) days of the receipt of such notice, the terminating Party may, for good cause, elect to terminate this Agreement.

Name and Likeness and License Agreement Page 7 of 12

(e)                Rights Upon Expiration or Termination. AASP shall, within one hundred twenty (120) days of expiration or termination of this Agreement, cease all use of the Licensed IP, including without limitation, by taking the following actions (the actions, collectively “Debranding”):

(i)                 updating all websites owned or controlled by AASP to remove any reference to the Name and Likeness, including any use of the Name or Likeness in connection with the Business;

(ii)               filing appropriate documents with all governmental bodies to amend or voluntarily abandon any trademark applications or registrations, business name filings or trade name filings in which the Name or Likeness are included;

(iii)             ceasing all use of any content that includes or is combined with AKA Licenses Content in any media, for any purpose, and in any format;

(iv)             transferring to AKA Licenses any domain names, social media accounts (unless the names of such accounts can easily be changed), or other online identifiers that AKA Licenses has allowed AASP to register or obtain that consist of or contain the Name or Likeness; and

(v)               changing AASP’s Corporate Name to one which does not include the Name.

Notwithstanding the foregoing, AASP shall have one hundred eighty (180) days after termination to sell off any existing merchandise or inventory bearing the Name or Likeness.

9.                  Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS, BUSINESS INTERRUPTION, OR OTHER PECUNIARY LOSS), IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. THE LIMITATIONS OF THIS SECTION 9 SHALL NOT APPLY TO EITHER PARTY’S: (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; OR (B) CONFIDENTIALITY OR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

Name and Likeness and License Agreement Page 8 of 12

10.              Confidentiality. Each of the Parties agrees that any documents or materials conveyed from one party to the other that is conspicuously marked as “Confidential” and the specific terms of this Agreement are confidential and shall not be disclosed to any other party for any purpose whatsoever, except to those employees, agents, advisors, current or potential investors or lenders, or current or potential acquirers who have a need to know and who have been informed of such party’s obligations under this Agreement and have agreed not to disclose such information or except in response to a valid order by a court or other governmental body, where otherwise required by law or where necessary to establish or confirm the rights of either Party under this Agreement.

11.              General Provisions.

(a)                Unique Services. AASP acknowledges that the rights and privileges granted to AASP hereunder are of a special, unique, and unusual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law, and that, in the event of any material breach by any Party of any of the provisions hereof, the other Party shall be entitled to injunctive and other equitable relief to prevent such breach. The foregoing provisions shall not constitute a waiver by either Party of any right which such Party may have to damages or other relief.

(b)               Entire Agreement. This Agreement sets forth the entire agreement between the Parties in connection with the subject matter hereof and thereof incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings, and negotiations, written or not, between the Parties in connection therewith.

(c)                Assignment. No Party shall assign or sublicense its rights under this Agreement to any third party, without first obtaining the other Party’s written consent.

(d)               Relationship of the Parties. Nothing in this Agreement shall constitute a partnership, joint venture, or franchisor/franchisee relationship between the Parties and no Party shall be deemed an agent of the other. No Party shall have authority to bind or otherwise obligate any other Party.

(e)                Binding Effect. This Agreement is binding on and inures to the benefit of the Parties and, as the case may be, their respective affiliates, heirs, executors, administrators, legal representatives, successors, employees, agents, and assigns, or their respective owners, partners, officers, directors, shareholders, employees, agents, representatives, insurers, successors, and permitted assigns.

(f)                Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via email. Notice shall be effective upon receipt. Such notices shall be sent to the applicable party or parties at the address specified below:

Name and Likeness and License Agreement Page 9 of 12

If to AKA Licenses:

AKA Licenses, LLC

Attn: [________________]

1120 N Town Center Drive Ste 160,

Las Vegas, NV, 89144, USA

With copy to:

Bailey Kennedy, LLP

Attn: John R. Bailey

8984 Spanish Ridge Avenue

Las Vegas, NV, 89148, USA

Email: jbailey@baileykennedy.com

If to AASP:

Agassi Sports Entertainment Corp.

Attn: Ronald S. Boreta

1120 N. Town Center Dr #160 | Las Vegas, Nevada 89144

Email: ron@agassisports.com

With copy to:

The Loev Law Firm, PC

Attn: David M. Loev and John S. Gillies

6300 West Loop South, Suite 280 | Bellaire, Texas 77401

Email: dloev@loevlaw.com; john@loevlaw.com

(g)               Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any party to this Agreement unless made in writing and signed by such party or by a duly authorized officer or agent of such party.

(h)                Choice of Law, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Each of the Parties hereto hereby irrevocably and unconditionally agrees and consents to submit to the non-exclusive personal jurisdiction of the U.S. federal and state courts located in Clark County, Nevada for purposes of disputes arising under this Agreement.

(i)                 Waiver. A failure of either Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

(j)                 Severability. If any provision of this Agreement is found to be prohibited by law and invalid, or for any reason such provision is held unenforceable, in whole or in part, that provision shall be considered severable and its invalidity or unenforceability shall not affect the remainder of this Agreement, which shall continue in full force and effect.

Name and Likeness and License Agreement Page 10 of 12

(k)               Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement. Documents signed and transmitted through electronic means that accurately reproduce the content of this Agreement at the time it was executed (e.g. DocuSign, rightfax, PDF, etc.) shall be considered binding manifestations of assent to the terms and conditions of this Agreement.

[Remainder of page left intentionally blank. Signature page follows]

Name and Likeness and License Agreement Page 11 of 12

IN WITNESS WHEREOF, the Parties have executed this Agreement individually or by their duly authorized representative as of the dates below, to be effective as of the Effective Date.

AASP:	AKA LICENSES:
Agassi Sports Entertainment Corp. /s/ Ronald S. Boreta Ronald S. Boreta Chief Executive Officer Date: 6/17/26___________________	AKA Licenses, LLC /s/ Shawn Cable Shawn Cable Manager Date:_6/18/26______________

Name and Likeness and License Agreement Page 12 of 12

SCHEDULE A

Inducement Letter

Date: June 18, 2026

In consideration of Agassi Sports Entertainment Corp. (“AASP”) entering into the Name and Likeness License Agreement (the “Agreement”) with AKA Licenses, LLC, (“AKA Licenses”) and in order to induce AASP’s execution hereof, I hereby confirm that I have read said Agreement and that I agree to perform all of the obligations and undertakings required of me and required of AKA Licenses thereunder and to abide by all the restrictions contained therein as they are applicable to AKA Licenses or me. I confirm that AKA Licenses is authorized by me to contract my services, Name and Likeness, as defined in the Agreement, including any right of publicity, and I acknowledge that consideration provided by AASP to AKA Licenses shall fully discharge AASP’s obligations to me.

Very truly, /s/ Andre K. Agassi_____ Andre K. Agassi